As filed with the Securities and Exchange Commission on October 15, 2009

Registration Statement No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

 PFIZER INC.
 (Exact name of Registrant as specified in its charter)

DELAWARE	13-5315170
(State of Incorporation)	(I.R.S. Employer Identification No.)

 235 EAST 42ND STREET
 NEW YORK, NEW YORK 10017-5755
 (Address of Principal Executive Offices)

Wyeth Savings Plan - Puerto Rico
(Full Title of the Plan)

Matthew Lepore, Esq.
 Pfizer Inc.
 235 East 42nd Street
 New York, New York 10017-5755
 (Name and Address of Agent for Service)
 (212) 733-2323
 (Telephone Number, including area code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non‑accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b‑2 of the Exchange Act.  (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.05 par value	177,989 shares	$16.855	$3,000,005	$168

(1) Pursuant to Rule 416 (c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Wyeth Savings Plan - Puerto Rico. In addition, pursuant to Rule 416(a) under the Securities Act, this Registration Statement covers any additional shares of Common Stock that become issuable pursuant to terms of the Wyeth Savings Plan - Puerto Rico providing for an increase in the amount of shares of Common Stock to be issued thereunder (without the receipt of consideration) to prevent dilution resulting from stock dividends, stock splits, recapitalizations or any other similar transaction.

(2) Calculated in accordance with Rule 457 (c) and Rule 457(h)(1) under the Securities Act, solely for the purpose of calculating the registration fee. The offering price per share is based on the average of the high and the low prices per share of the Common Stock on October 13, 2009, which was $16.855, as reported on the New York Stock Exchange.

____________________________________________________________________________________________

INTRODUCTION

This Registration Statement on Form S-8 is filed with the Securities and Exchange Commission (the "Commission") by Pfizer Inc., a Delaware corporation (the "Company"), and the Wyeth Savings Plan - Puerto Rico (the "Plan," and together with the Company, the "Registrants"), relating to the Company's Common Stock, par value $.05 per share (the "Common Stock"), as well as interests in the Plan to be offered to eligible participants under the Plan.

PART I.

 INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required in Part I of this Registration Statement is included in prospectuses for the Plan that are not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.

____________________________________________________________________________________________

PART II.

 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

 The following documents filed with the Commission are hereby incorporated by reference in this Registration Statement:

  the Company's Annual Report on Form 10-K for the year ended December 31, 2008;
  the most recent Annual Report on Form 11-K filed after the date of this Registration Statement by the Plan;
  all other reports filed under Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the financial statements included in the Company's most recent Annual Report on Form 10-K or the Plan’s most recent Annual Report on Form 11-K; and
  the description of the Common Stock contained in the Company’s Registration Statement filed under Section 12 of the Exchange Act on March 1, 2004, including all amendments and reports updating such description.

All documents filed by the Company or the Plan under Section 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or that deregisters the distribution of all securities then remaining unsold, will be deemed to be incorporated by reference into this Registration Statement and will be a part of this Registration Statement from the date that document is filed.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.  The Company's Exchange Act file number with the Commission is 001-03619.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the securities has been passed upon by Matthew Lepore, Esq., Vice President, Chief Counsel - Corporate Governance, and Assistant General Counsel of the Company.  Mr. Lepore beneficially owns Common Stock and options to purchase Common Stock granted under the Pfizer Inc. 2004 Stock Plan.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The following is only a general summary of certain aspects of Delaware law and the Company's Restated Certificate of Incorporation and By-laws related to indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Sections 145 and 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), Article 7(14) of the Company’s Restated Certificate of Incorporation and Article V of the Company's By-laws.

Section 145 of the DGCL generally provides that all directors and officers (as well as other employees and individuals) may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with certain specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, or a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys’ fees) incurred in connection with defense or settlement of an action, and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 145 of the DGCL also provides that the rights conferred thereby are not exclusive of any other right to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, and permits a corporation to advance expenses to or on behalf of a person entitled to be indemnified upon receipt of an undertaking to repay the amounts advanced if it is determined that the person is not entitled to be indemnified.

Article V of the Company’s By-laws provides that the Company will indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may be amended, any person who was or is made or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, nonprofit entity, or other enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. the Company is required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Company's Board of Directors. In addition, the Company will pay the expenses (including attorneys’ fees) incurred by an officer or director of the Company in defending any proceeding in advance of its final disposition, provided, however, that the payment of such expenses will be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it is ultimately determined that the director or officer is not entitled to be indemnified. the Company has entered into agreements with its directors and certain of its officers requiring the Company to indemnify such persons to the fullest extent permitted by the Company's By-laws.

As permitted by Section 102(b)(7) of the DGCL, the Company's Restated Certificate of Incorporation, in Article 7(14), provides that no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director other than (i) for any breach of the director’s duty of loyalty to the Company and its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, and (iv) for any transaction from which the director derived an improper personal benefit.

As permitted by Section 145(g) of the DGCL, the Company also maintains directors' and officers' insurance policies that insure the directors and officers of the Company against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to the By-laws or otherwise.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

Exhibit Number	Exhibit
5.1	Opinion of Matthew Lepore, Esq., Vice President, Chief Counsel - Corporate Governance, and Assistant General Counsel of the Company*
23(i)	Consent of Matthew Lepore, Esq., Vice President, Chief Counsel - Corporate Governance, and Assistant General Counsel of the Company (included in Exhibit 5.1)*
23(ii)	Consent of KPMG LLP, Independent Registered Public Accounting Firm of Pfizer*
23(iii)	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm of Wyeth*
24	Power of Attorney (included on signature page(s) to this Registration Statement)*

ITEM 9. UNDERTAKINGS

The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent  post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply to this Registration Statement on Form S-8 to the extent that the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)  That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act  and each filing of the Plan’s annual report pursuant to section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of  appropriate jurisdiction the question whether such  indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

____________________________________________________________________________________________

SIGNATURES

The Company.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 15th day of October, 2009.

PFIZER INC. By /s/Jeffrey B. Kindler______ Jeffrey B. Kindler Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)

Each person whose signature appears below hereby constitutes and appoints Amy W. Schulman and Matthew Lepore and each of them his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
Chairman of the Board, Chief
	Executive Officer and Director	October 15, 2009
/s/Jeffrey B. Kindler	(Principal Executive Officer)
(Jeffrey B. Kindler)

Senior Vice President and Chief Financial Officer (Principal Financial Officer)
October 15, 2009
/s/Frank A. D’Amelio
(Frank A. D’Amelio)

	Senior Vice President – Controller	October 15, 2009
/s/Loretta V. Cangiolosi	(Principal Accounting Officer)
(Loretta V. Cangiolosi)

	Director	October 15, 2009
/s/Dennis A. Ausiello
(Dennis A. Ausiello)

	Director	October 15, 2009
/s/Michael S. Brown
(Michael S. Brown)

	Director	October 15, 2009
/s/M. Anthony Burns
(M. Anthony Burns)

SIGNATURE	TITLE	DATE

	Director	October 15, 2009
/s/Robert N. Burt
(Robert N. Burt)

	Director	October 15, 2009
/s/ W. Don Cornwell
(W. Don Cornwell)

	Director	October 15, 2009
/s/William H. Gray III
(William H. Gray III)

	Director	October 15, 2009
/s/Constance J. Horner
(Constance J. Horner)

	Director	October 15, 2009
/s/James M. Kilts
(James M. Kilts)

	Director	October 15, 2009
/s/George A. Lorch
(George A. Lorch)

	Director	October 15, 2009
/s/Dana G. Mead
(Dana G. Mead)

	Director	October 15, 2009
/s/Suzanne Nora Johnson
(Suzanne Nora Johnson)

	Director	October 15, 2009
/s/Stephen W. Sanger
(Stephen W. Sanger)

	Director	October 15, 2009
/s/William C. Steere, Jr.
(William C. Steere, Jr.)

____________________________________________________________________________________________

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Wyeth Savings Plan - Puerto Rico has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on this 15th day of October, 2009.

WYETH SAVINGS PLAN - PUERTO RICO

By: /s/ Richard A. Passov
Name: Richard A. Passov
Title: Senior Vice President & Treasurer

EXHIBIT INDEX

Exhibit Number	Exhibit
5.1	Opinion of Matthew Lepore, Esq., Vice President, Chief Counsel - Corporate Governance, and Assistant General Counsel of the Company*
23(i)	Consent of Matthew Lepore, Esq., Vice President, Chief Counsel - Corporate Governance, and Assistant General Counsel of the Company (included in Exhibit 5.1)*
23(ii)	Consent of KPMG LLP, Independent Registered Public Accounting Firm of Pfizer*
23(iii)	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm of Wyeth*
24	Power of Attorney (included on signature page(s) to this Registration Statement)*

________________
*Filed herewith